UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

ANALOG DEVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

February 2, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, March 9, 2004, at Bentley College, Waltham, Massachusetts in the Koumantzelis Auditorium located in Lindsey Hall. Please note that this is a new location for this year’s annual meeting.

      One of the items on this year’s ballot is a proposal to amend the Restated Articles of Organization to increase the authorized number of shares of Common Stock from 600,000,000 shares to 1,200,000,000 shares. The Board of Directors believes that the proposed increase in authorized shares of Common Stock will enhance the company’s flexibility to maintain a reasonable stock price with future stock splits and stock dividends. The current number of authorized shares of Common Stock that are not outstanding or reserved is not sufficient to enable Analog to complete future meaningful stock splits. Although there can be no guarantee that the Board of Directors will declare a stock split at any specific stock price, or at all, the Board of Directors believes that the increase in the number of authorized shares will provide Analog with the flexibility necessary to maintain a reasonable stock price through future stock splits and stock dividends, without the expense of a special stockholder meeting or having to wait until the next annual meeting.

      Please carefully review the attached proxy materials and take the time to cast your vote.

      Yours sincerely,

Ray Stata Chairman of the Board	Jerald G. Fishman President and Chief Executive Officer

ANALOG DEVICES, INC.

ONE TECHNOLOGY WAY
NORWOOD, MASSACHUSETTS 02062-9106

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 9, 2004

To our Stockholders:

      The 2004 Annual Meeting of Stockholders of Analog Devices, Inc. will be held at Bentley College, Lindsey Hall, Koumantzelis Auditorium, 175 Forest Street, Waltham, Massachusetts 02452, on Tuesday, March 9, 2004 at 10:00 a.m. local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect two members to our Board of Directors to serve as Class II directors, each for a term of three years.

2.	To approve an amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 600,000,000 shares to 1,200,000,000 shares.

3.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending October 30, 2004.

      The stockholders will also act on any other business that may properly come before the meeting.

      Stockholders of record at the close of business on January 16, 2004 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You can also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

      All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

MARK G. BORDEN
Clerk

Norwood, Massachusetts

February 2, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the annual meeting?
Who can vote?
How many votes do I have?
Is my vote important?
How can I vote?
Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?
Can I vote if my shares are held in “street name”?
How do I vote my 401(k) shares?
What constitutes a quorum?
What vote is required for each item?
How will votes be counted?
Who will count the votes?
Will my vote be kept confidential?
How does the Board of Directors recommend that I vote on the proposals?
Will any other business be conducted at the meeting or will other matters be voted on?
Where can I find the voting results?
How and when may I submit a stockholder proposal for the 2005 annual meeting?
What are the costs of soliciting these proxies?
How can I obtain an Annual Report on Form 10-K?
Whom should I contact if I have any questions?
Householding of Annual Meeting Materials
Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 1 -- ELECTION OF DIRECTORS
Nominees for Class II Directors (Terms to Expire at the 2007 Annual Meeting)
Class I Directors (Terms Expire at the 2006 Annual Meeting)
Class III Directors (Terms Expire at the 2005 Annual Meeting)
CORPORATE GOVERNANCE
General
Determination of Independence
Director Candidates
Communications from Stockholders and Other Interested Parties
Board of Directors Meetings and Committees
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Report of the Audit Committee
Independent Auditors Fees and Other Matters
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Audit Committee’s Pre-approval Policy and Procedures
Directors’ Compensation
Fees
Stock Options
Certain Relationships and Related Transactions
INFORMATION ABOUT EXECUTIVE COMPENSATION
Summary Compensation
Option Grants in Fiscal 2003
Aggregated Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values
Pension Plan
The Analog Devices B. V. Executive Pension Scheme
Option Program Description
Securities Authorized for Issuance Under Equity Compensation Plans
2001 Broad-Based Stock Option Plan
Severance and Other Agreements
Deferred Compensation Plan
Report of the Compensation Committee
Compensation Philosophy
Executive Compensation Program
Chief Executive Officer Fiscal 2003 Compensation
Compliance with Internal Revenue Code Section 162(m)
Compensation Committee Interlocks and Insider Participation
Comparative Stock Performance Graph
PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF ORGANIZATION
PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
ELECTRONIC VOTING
APPENDIX A AUDIT COMMITTEE CHARTER
PROXY CARD

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
What is the purpose of the annual meeting?	1
Who can vote?	1
How many votes do I have?	1
Is my vote important?	2
How can I vote?	2
Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?	2
Can I vote if my shares are held in “street name”?	2
How do I vote my 401(k) shares?	3
What constitutes a quorum?	3
What vote is required for each item?	3
How will votes be counted?	3
Who will count the votes?	4
Will my vote be kept confidential?	4
How does the Board of Directors recommend that I vote on the proposals?	4
Will any other business be conducted at the meeting or will other matters be voted on?	4
Where can I find the voting results?	4
How and when may I submit a stockholder proposal for the 2005 annual meeting?	4
What are the costs of soliciting these proxies?	5
How can I obtain an Annual Report on Form 10-K?	5
Whom should I contact if I have any questions?	5
Householding of Annual Meeting Materials	5
Security Ownership of Certain Beneficial Owners and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	7
PROPOSAL 1 — ELECTION OF DIRECTORS	8
Nominees for Class II Directors (Terms to Expire at the 2007 Annual Meeting)	8
Class I Directors (Terms Expire at the 2006 Annual Meeting)	9
Class III Directors (Terms Expire at the 2005 Annual Meeting)	9
CORPORATE GOVERNANCE	10
General	10
Determination of Independence	10
Director Candidates	11
Communications from Stockholders and Other Interested Parties	11
Board of Directors Meetings and Committees	12
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	13
Report of the Audit Committee	13
Independent Auditors Fees and Other Matters	14
Audit Fees	14
Audit-Related Fees	14
Tax Fees	14
All Other Fees	14

i

Audit Committee’s Pre-approval Policy and Procedures	14
Directors’ Compensation	15
Fees	15
Stock Options	15
Certain Relationships and Related Transactions	16
INFORMATION ABOUT EXECUTIVE COMPENSATION	17
Summary Compensation	17
Option Grants in Fiscal 2003	18
Aggregated Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values	19
Pension Plan	19
The Analog Devices B. V. Executive Pension Scheme	19
Option Program Description	20
Securities Authorized for Issuance Under Equity Compensation Plans	22
2001 Broad-Based Stock Option Plan	22
Severance and Other Agreements	23
Deferred Compensation Plan	24
Report of the Compensation Committee	25
Compensation Philosophy	25
Executive Compensation Program	25
Chief Executive Officer Fiscal 2003 Compensation	26
Compliance with Internal Revenue Code Section 162(m)	26
Compensation Committee Interlocks and Insider Participation	27
Comparative Stock Performance Graph	28
PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF ORGANIZATION	29
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	29
OTHER MATTERS	30
ELECTRONIC VOTING	30
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1

ii

ANALOG DEVICES, INC.

ONE TECHNOLOGY WAY
NORWOOD, MASSACHUSETTS 02062-9106

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

March 9, 2004

       This proxy statement contains information about the 2004 Annual Meeting of Stockholders of Analog Devices, Inc. The meeting will be held on Tuesday, March 9, 2004, beginning at 10:00 a.m. local time, at Bentley College, Lindsey Hall, Koumantzelis Auditorium, 175 Forest Street, Waltham, Massachusetts 02452.

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Analog Devices for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3 set forth in the notice of the meeting. A stockholder may revoke any proxy at any time before it is exercised by giving our clerk written notice to that effect.

      Our Annual Report to Stockholders for the fiscal year ended November 1, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about February 2, 2004.

      A copy of our Annual Report on Form 10-K for the fiscal year ended November 1, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Analog Devices, Inc., Attention of Maria Tagliaferro, Director, Corporate Communications, Analog Devices, Inc., One Technology Way, Norwood, MA 02062; telephone: 781-461-3282.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will consider and vote on the following matters:

      1.     The election of two members to our Board of Directors to serve as Class II directors, each for a term of three years.

      2.     The approval of an amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 600,000,000 shares to 1,200,000,000 shares.

      3.     The ratification of the selection of Ernst & Young LLP as our independent auditors for the 2004 fiscal year.

      The stockholders will also act on any other business that may properly come before the meeting.

Who can vote?

      To be able to vote, you must have been a stockholder of record at the close of business on January 16, 2004. This date is the record date for the annual meeting.

      Stockholders of record at the close of business on January 16, 2004 are entitled to vote at the annual meeting. The number of outstanding shares entitled to vote at the meeting is 373,593,820 shares of our common stock.

How many votes do I have?

      Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

      Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

How can I vote?

      You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the meeting.

      You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

      You may vote over the Internet. If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

      You may vote by telephone. You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

      You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

      Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our clerk a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

      Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

      If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on March 9, 2004. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

How do I vote my 401(k) shares?

      If you participate in The Investment Partnership Plan of Analog Devices, you may vote an amount of shares of common stock equivalent to the interest in our common stock credited to your account as of the record date. Fidelity Management Trust Company will have a proxy card sent to you that you may use to direct Fidelity to vote your shares on your behalf. The proxy card should be signed and returned in the enclosed envelope to EquiServe Trust Company, N.A., our transfer agent and registrar, or you may authorize the voting of these shares over the Internet or by telephone by following the instructions on the enclosed proxy card. EquiServe Trust Company, N.A. will notify Fidelity of the manner in which you have voted your shares. Fidelity will vote the shares in the manner directed on the proxy card (or as authorized over the Internet or by telephone). If EquiServe Trust Company, N.A. does not receive a signed proxy card or the authorization of the voting of your shares over the Internet or by telephone from you by 5:00 p.m. eastern standard time on March 4, 2004, there can be no assurance that Fidelity will be able to follow your instructions. If you fail to timely submit your instruction to EquiServe Trust Company, N.A., Fidelity will vote your shares of common stock held in the Analog Devices Stock Fund as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other plan participants have been received by Fidelity.

What constitutes a quorum?

      In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 186,796,911 shares.

      Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

      If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

      Election of directors. The two nominees receiving the highest number of votes cast at the meeting will be elected, regardless of whether that number represents a majority of the votes cast.

      Amendment to Restated Articles of Organization. The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date is required to approve the amendment to our Restated Articles of Organization.

      Other matters. The affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve other matters to be voted on at the meeting.

How will votes be counted?

      Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether executed by you directly or through Internet or telephonic authorization, or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, because shares that abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to our Restated Articles of Organization, which requires the affirmative vote of a majority of the shares of common stock outstanding.

Who will count the votes?

      The votes will be counted, tabulated and certified by our transfer agent and registrar, EquiServe Trust Company, N.A. A representative of EquiServe Trust Company, N.A. will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

      Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

How does the Board of Directors recommend that I vote on the proposals?

      The Board of Directors recommends that you vote:

      FOR the election of the two nominees to serve as Class II directors on the Board of Directors, each for a term of three years;

      FOR approval of an amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 600,000,000 shares to 1,200,000,000 shares; and

      FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the 2004 fiscal year.

Will any other business be conducted at the meeting or will other matters be voted on?

      The Board of Directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement, whether executed by you directly or through Internet or telephonic authorization, will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

      We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004, which we expect to file with the Securities and Exchange Commission in May 2004.

How and when may I submit a stockholder proposal for the 2005 annual meeting?

      If you are interested in submitting a proposal for inclusion in the proxy statement for the 2005 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2005 annual meeting of stockholders at our principal corporate offices in Norwood, Massachusetts as set forth below no later than October 8, 2004.

      If a stockholder wishes to present a proposal before the 2005 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. The required notice must be received by us by December 22, 2004. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 annual meeting of stockholders, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

      Any proposals or notices should be sent to:

      Maria Tagliaferro

      Director, Corporate Communications
      Analog Devices, Inc.
      One Technology Way
      Norwood, MA 02062
      Phone: 781-461-3282
      Fax: 781-461-3491
      Email: investor.relations@analog.com

What are the costs of soliciting these proxies?

      We will bear the costs of solicitation of proxies. We have engaged The Altman Group, Inc. to assist us with the solicitation of proxies. We expect to pay The Altman Group, Inc. less than $15,000 for their services. In addition to solicitations by mail, The Altman Group, Inc. and our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

      Our annual report is available on our website at www.analog.com. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended November 1, 2003, we will send you one without charge. Please contact:

      Maria Tagliaferro

      Director, Corporate Communications
      Analog Devices, Inc.
      One Technology Way
      Norwood, MA 02062
      Phone: 781-461-3282

Whom should I contact if I have any questions?

      If you have any questions about the annual meeting or your ownership of our common stock, please contact Maria Tagliaferro, our director of corporate communications, at the address or telephone number listed above.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062, telephone: 781-461-3282. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Security Ownership of Certain Beneficial Owners and Management

      The following table contains information regarding the beneficial ownership of our common stock as of November 28, 2003 by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each director;

•	each executive officer named in the Summary Compensation Table included in this proxy statement; and

•	all of our directors and executive officers as a group.

						Percent of
	Number of		Shares			Common
	Shares		Acquirable		Total	Stock
Name and Address of	Beneficially		Within		Beneficial	Beneficially
Beneficial Owner(1)	Owned(2)		60 Days(3)		Ownership	Owned(4)
		+		=
5% Stockholders:
FMR Corp.(5)	39,066,970		0		39,066,970	10.5%
82 Devonshire Street Boston, Massachusetts 02109

Directors and Executive Officers:
James A. Champy	0		0		0	*
John L. Doyle	16,528		143,300		159,828	*
Jerald G. Fishman	32,423		1,948,964		1,981,387	*
Samuel H. Fuller	682		125,681		126,363	*
Christine King	0		0		0	*
Robert R. Marshall	55,004		332,603		387,607	*
Brian P. McAloon	7,478		233,788		241,266	*
Joseph E. McDonough	11,977		144,930		156,907	*
F. Grant Saviers	0		87,300		87,300	*
Kenton J. Sicchitano	0		0		0	*
Ray Stata(6)	4,922,943		387,248		5,310,191	1.4%
Lester C. Thurow	3,000		108,300		111,300	*

All directors and executive officers as a group (17 persons, consisting of 11 officers and 6 non-employee directors)(7)	5,167,710		4,218,372		9,386,082	2.5%

*	Less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Analog Devices, Inc., One Technology Way, Norwood, MA 02062.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship.

(3)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. For each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after November 28, 2003. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.

(4)	The percent ownership for each stockholder on November 28, 2003 is calculated by dividing (1) the total number of shares beneficially owned by the stockholder by (2) 371,805,134 shares (the number of shares of our common stock outstanding on November 28, 2003) plus any shares acquirable (including stock options exercisable) by that stockholder within 60 days after November 28, 2003.

(5)	FMR Corp., or FMR, filed with the SEC on November 14, 2003 a Form 13F-HR reporting the above stock ownership as of September 30, 2003. FMR reports that it has sole voting authority with respect to 3,393,318 shares and shared investment discretion with each of Fidelity Management & Research Company and FMR Co., Inc. with respect to 35,913,212 shares, shared investment discretion with Fidelity Management Trust Company with respect to 3,039,395 shares, and shared investment discretion with Strategic Advisers Incorporated with respect to 114,363 shares.

(6)	Includes 1,108,709 shares held by Mr. Stata’s wife, 401,632 shares held in trusts for the benefit of Mr. Stata’s children and 2,487,588 shares held in charitable lead trusts, as to which Mr. Stata disclaims beneficial ownership.

(7)	All beneficial owners as a group disclaim beneficial ownership of a total of 3,997,929 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year, except that, due to an administrative error, Mr. Fuller failed to timely file a Form 4 with respect to the sale of 700 shares of common stock on June 4, 2001 and the sale of 600 shares of common stock on June 7, 2001. Upon discovery of the error, these transactions were reported on a Form 4, which was filed on September 17, 2003.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board of Directors currently consists of eight members, three of whom are Class I directors (with terms expiring at the 2006 annual meeting), two of whom are Class II directors (with terms expiring at the 2004 annual meeting), and three of whom are Class III directors (with terms expiring at the 2005 annual meeting).

      At the 2004 annual meeting, stockholders will have an opportunity to vote for the nominees for Class II directors, Jerald G. Fishman and F. Grant Saviers. Mr. Fishman is currently serving as a Class II director and has been a director since 1991. Mr. Saviers is currently serving as a Class II director and has been a director since 1997. The persons named in the enclosed proxy card will vote to elect these two nominees as Class II directors, unless you withhold authority to vote for the election of either or both nominees by marking the proxy card (whether executed by you or through Internet or telephonic voting) to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if either or both of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

      The following paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors, including the nominees for Class II directors. The information presented includes information each director has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, directly or indirectly, as of November 28, 2003, appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

      There are no family relationships among any of the directors and executive officers of Analog.

Nominees for Class II Directors (Terms to Expire at the 2007 Annual Meeting)

JERALD G. FISHMAN, President and Chief Executive Officer; Director since 1991

      Mr. Fishman, age 58, has been our President and Chief Executive Officer since November 1996 and he served as our President and Chief Operating Officer from November 1991 to November 1996. Mr. Fishman served as our Executive Vice President from 1988 to November 1991. He served as our Group Vice President-Components from 1982 to 1988. Mr. Fishman also serves as a director of Cognex Corporation and Xilinx Corporation.

F. GRANT SAVIERS, Director since 1997

      Mr. Saviers, age 59, has been retired since August 1998. He served as Chairman of the Board of Adaptec, Inc., a provider of high-performance input/output products, from August 1997 to August 1998, President and Chief Executive Officer of Adaptec from July 1995 to August 1998, and President and Chief Operating Officer of Adaptec from August 1992 to July 1995. Prior to joining Adaptec, Mr. Saviers was employed with Digital Equipment Corporation, a computer manufacturer, for more than five years, last serving as Vice President of its Personal Computer and Peripherals Operation. Mr. Saviers also serves as a director of Chaparral Network Storage, Inc.

      Our Board of Directors recommends that you vote FOR the election of Messrs. Fishman and Saviers.

Class I Directors (Terms Expire at the 2006 Annual Meeting)

JAMES A. CHAMPY, Director since March 2003

      Mr. Champy, age 61, has been a Vice President, Chairman of Consulting and a director of Perot Systems Corporation, a technology services and business solutions company, since 1996. Mr. Champy also serves as a trustee of the Massachusetts Institute of Technology, commonly known as MIT.

KENTON J. SICCHITANO, Director since March 2003

      Mr. Sicchitano, age 59, has been retired since June 2001. He joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970 and became a partner in 1979. PricewaterhouseCoopers LLP, or PwC, is a public accounting firm. At the time of his retirement, Mr. Sicchitano was the Global Managing Partner of Independence and Regulatory Matters for PwC. During his thirty-year tenure with PwC, Mr. Sicchitano held various positions including the Global Managing Partner of Audit/ Business Advisory Services and the Global Managing Partner responsible for Audit/ Business Advisory, Tax/ Legal and Financial Advisory Services. Mr. Sicchitano also serves as a director of PerkinElmer, Inc and MetLife, Inc. Mr. Sicchitano is a certified public accountant.

LESTER C. THUROW, Director since 1988

      Mr. Thurow, age 65, has been a Professor of Management and Economics at MIT since 1968 and, from 1987 to 1993, was the Dean of MIT’s Sloan School of Management. Mr. Thurow also serves as a director of E*TRADE Group, Inc. and Taiwan Semiconductor Manufacturing Company.

Class III Directors (Terms Expire at the 2005 Annual Meeting)

JOHN L. DOYLE, Director since 1987

      Mr. Doyle, age 72, has been self-employed as a technical consultant since January 1995. He was employed formerly by the Hewlett-Packard Company, a provider of technology solutions, where he served as the Executive Vice President of Business Development from 1988 through 1991, Executive Vice President, Systems Technology Sector from 1986 to 1988, Executive Vice President, Information Systems and Networks from 1984 to 1986, and Vice President, Research and Development from 1981 to 1984. Mr. Doyle was Co-Chief Executive Officer of Hexcel Corp., a provider of advanced structural materials, from July 1993 to December 1993. Mr. Doyle also serves as a director of Xilinx, Inc.

CHRISTINE KING, Director since June 2003

      Ms. King, age 54, has been President and Chief Executive Officer of AMI Semiconductor, Inc., a designer and manufacturer of customer specific integrated mixed signal semiconductor products, since September 2001. From September 2000 to September 2001, Ms. King served as Vice President of Semiconductor Products for IBM Microelectronics, a provider of semiconductor products and services, foundry expertise and standard processor components. From September 1998 to September 2000, Ms. King was Vice President of the Networking Technology Business Unit for IBM. Ms. King also served as Vice President of Marketing and Field Engineering at IBM from June 1995 to September 1998 and Manager of ASIC Products at IBM from March 1992 to June 1995. Ms. King also serves as a director of AMI Semiconductor, Inc.

RAY STATA, Chairman of the Board of Directors; Director since 1965

      Mr. Stata, age 69, has served as our Chairman of the Board of Directors since 1973. Mr. Stata served as our Chief Executive Officer from 1973 to November 1996 and as our President from 1971 to November 1991. Mr. Stata also serves as a trustee of MIT, and as a director of Axiowave Networks, Inc.

CORPORATE GOVERNANCE

General

      We have long believed that good corporate governance is important to ensure that Analog Devices is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of the New York Stock Exchange, or NYSE.

      Based on this review, in January 2004, our Board of Directors adopted restated Corporate Governance Guidelines and restated charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. You can access our current committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics in the “Corporate Governance” section of www.analog.com or by writing to:

Maria Tagliaferro
Director, Corporate Communications
Analog Devices, Inc.
One Technology Way
Norwood, MA 02062
Phone: 781-461-3282

Determination of Independence

      Under NYSE rules, a director of Analog only qualifies as “independent” if our Board of Directors affirmatively determines that the director has no material relationship with Analog (either directly or as a partner, shareholder or officer of an organization that has a relationship with Analog). Our Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with Analog. Under these guidelines, a director is not considered to have a material relationship with Analog if he or she is independent under Section 303A.02(b) of the NYSE Listed Company Manual and he or she:

•	is an executive officer or an employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, Analog for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million, or two percent (2%) of such other company’s consolidated gross revenues;

•	is an executive officer of another company which is indebted to Analog, or to which Analog is indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company for which he or she serves as an executive officer;

•	is a director of another company that does business with Analog, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of Analog with respect to such other company; or

•	serves as an executive officer of a charitable organization, unless Analog’s charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

      In addition, ownership of a significant amount of Analog’s stock, by itself, does not constitute a material relationship.

      For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our Board of Directors who are independent (as defined above).

      Our Board of Directors has determined that none of Messrs. Champy, Doyle, Saviers, Sicchitano or Thurow or Ms. King has a material relationship with Analog and each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Director Candidates

      Stockholders of Analog may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in Analog’s proxy card for the stockholders meeting at which his or her election is recommended.

      Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the “Analog Devices Nominating and Corporate Governance Committee” c/o Analog Devices Corporate Counsel, Analog Devices, Inc., One Technology Way, PO Box 9106, Norwood, MA 02062. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

      In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Analog’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Analog believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Communications from Stockholders and Other Interested Parties

      The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of Analog’s internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

      Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which Analog tends to receive repetitive or duplicative communications.

      Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to John L. Doyle, Chairman of the Nominating and Corporate Governance Committee, c/o Analog Devices Corporate Counsel, Analog Devices, Inc., One Technology Way, PO Box 9106, Norwood, MA 02062.

Board of Directors Meetings and Committees

      The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Analog Devices. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

      The Board of Directors met five times in fiscal 2003 (including one teleconference meeting). During fiscal 2003, each of our directors that served as a director during fiscal year 2003 attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member. The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Messrs. Stata and Fishman are the only directors who are also employees of Analog Devices. They do not participate in any meeting at which their compensation is evaluated. All members of all committees are non-employee directors.

      Our Board of Directors has appointed Mr. Doyle “presiding director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the NYSE. Executive sessions of non-management directors will be held at least twice per year.

      Our Corporate Governance Guidelines set forth our policy that, effective January 2004, directors should attend annual meetings of stockholders. All directors attended the 2003 annual meeting of stockholders.

Audit Committee

      The current members of our Audit Committee are Messrs. Doyle (Chair), Sicchitano and Thurow. Each of Messrs. Doyle and Sicchitano qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Each of Messrs. Doyle, Sicchitano and Thurow is an “independent director” under the rules of the New York Stock Exchange governing the qualifications of the members of audit committees. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Doyle and Sicchitano has accounting and/or related financial management expertise as required under the rules of the New York Stock Exchange. None of Messrs. Doyle, Sicchitano or Thurow serve on the audit committees of more than two other public companies. The Audit Committee met nine times during fiscal 2003 (including five teleconference meetings). The responsibilities of our Audit Committee and its activities during fiscal 2003 are described in the Report of the Audit Committee contained in this proxy statement.

Compensation Committee

      The current members of the Compensation Committee are Messrs. Saviers (Chair) and Champy. The Board has determined that each of Messrs. Champy and Saviers is independent as defined under the rules of the NYSE. Our Compensation Committee held five meetings during fiscal 2003 (including one teleconference meeting). The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and makes recommendations to our Board of Directors regarding the salaries and bonuses of our other executive officers. The Compensation Committee also oversees the evaluation of management by the Board of Directors. The Compensation Committee also grants stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees. The responsibilities of our Compensation Committee and its activities during fiscal 2003 are described in the Report of the Compensation Committee contained in this proxy statement.

Nominating and Corporate Governance Committee

      The current members of the Nominating and Corporate Governance Committee are Mr. Doyle (Chair) and Ms. King. The Board has determined that each of Mr. Doyle and Ms. King is independent as defined under the rules of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Committee did not retain any such advisers or consultants during fiscal year 2003. For information relating to nominations of directors by our stockholders, see “— Director Nominations” above. Our Nominating and Corporate Governance Committee held four meetings during fiscal year 2003.

Report of the Audit Committee

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Analog’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors. The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees. The Audit Committee operates under a written charter adopted by our Board of Directors that is attached as Appendix A to this proxy statement.

      The Audit Committee is composed of three non-employee directors, each of whom is an “independent director” under the rules of the New York Stock Exchange governing the qualifications of the members of audit committees. Each of Messrs. Doyle and Sicchitano qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Doyle and Sicchitano has accounting and/or related financial management expertise as required under the rules of the New York Stock Exchange.

      The Audit Committee held nine meetings (including five teleconference meetings) during the fiscal year ended November 1, 2003. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee, our internal auditors, and our independent auditors, Ernst & Young LLP.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), and (ii) the auditors’ independence from Analog Devices and its management, including the matters in the written disclosures we received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

      Based on its review and discussions, the Audit Committee recommended to our Board of Directors (and the Board of Directors has approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 1, 2003. The Audit Committee and Board of Directors also have recommended, subject to ratification by the stockholders, the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending October 30, 2004.

Audit Committee,

John L. Doyle, Chairman
Kenton J. Sicchitano
Lester C. Thurow

Independent Auditors Fees and Other Matters

      The following table presents the aggregate fees billed for services rendered by Ernst & Young LLP for the fiscal years ended November 1, 2003 and November 2, 2002. Certain amounts for fiscal year 2002 have been reclassified to conform to the 2003 presentation:

	Fiscal 2003	Fiscal 2002

Audit Fees	$1,468,000	$1,512,000
Audit-Related Fees	135,000	131,000
Tax Fees	463,000	349,000
All Other Fees	—	50,000

Total Fees	$2,066,000	$2,042,000

Audit Fees

      These are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

      These are fees for assurance and related services and consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

Tax Fees

      These are fees billed for professional services related to international tax returns, tax planning and advice and assistance with international tax audits.

All Other Fees

      These are fees for assistance in determining losses related to an insurance claim and assistance in evaluating and strengthening the internal controls over certain operating functions at one of our foreign subsidiaries.

Audit Committee’s Pre-approval Policy and Procedures

      During fiscal year 2003, the Audit Committee of our Board of Directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Analog by the independent auditors during the following 12 months. At the time such pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At each regularly scheduled meeting of the Audit Committee, management or the independent auditors must report to the Audit Committee regarding each service actually provided to Analog.

      If the cost of any service exceeds the pre-approved monetary limit, such service must be approved (1) by the entire Audit Committee if the cost of the service exceeds $100,000 or (2) by the Chairman of the Audit Committee if the cost of the service is less than $100,000 but greater than $10,000. If the cost of any service exceeds the pre-approved monetary limit, individual items with a cost of less than $10,000 each do not require further pre-approval, provided that the total cost of all such individual items does not exceed $40,000 and an update of all items in this category is provided to the Audit Committee at each quarterly scheduled meeting. However, if the cost of all such individual items will exceed $40,000, the Chairman of the Audit Committee must receive a summary of such items with a request for approval of any amounts to be incurred in excess of $40,000.

      The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or non-audit services to be provided to Analog by the independent auditors for which the cost is less than $100,000. During fiscal year 2003, no services were provided to Analog by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Directors’ Compensation

Fees

      During fiscal year 2003, we paid each non-employee director a quarterly retainer of $5,000, plus $2,500 for attendance at each meeting of our Board of Directors, and $1,000 for attendance at each committee meeting. Effective March 9, 2004, we will terminate our policy of paying each non-employee director a quarterly retainer and meeting fees and instead will pay an annual retainer of $40,000. We will also pay an annual retainer of $10,000 to the Chair of the Audit Committee and $5,000 to the Chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee. We also reimburse our directors for travel and other related expenses. Each director can elect to defer receipt of his or her fees under the Deferred Compensation Plan. See “Information About Executive Compensation — Deferred Compensation Plan.”

Stock Options

      Under our 1998 stock option plan, each non-employee director is granted annually a non-statutory stock option to purchase 20,000 shares (18,000 shares starting in fiscal year 2004) of our common stock at an exercise price per share equal to the fair market value per share on the date of grant. These grants are made on the same date as annual grants are made to our executive officers. Occasionally, as in fiscal year 2002, two option grants can fall within one fiscal year, as the period in which we grant annual options spans the end of one fiscal year and the beginning of the next fiscal year. Conversely, as in fiscal year 2003, there are fiscal years in which no annual options are granted. The options are exercisable, subject to continued service on our Board of Directors, in three equal annual installments on each of the first, second and third anniversaries of the grant date.

      Although there was no annual grant to all directors in fiscal year 2003, new non-employee directors were granted options for the purchase of shares of our common stock upon joining the Board. On March 11, 2003, we granted each of Messrs. Champy and Sicchitano options for the purchase of 20,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $26.13 per share, and on June 24, 2003, we granted Ms. King an option for the purchase of 20,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $32.75 per share.

      Following the end of fiscal year 2003, on December 10, 2003, we granted stock options to each non-employee director for the purchase of 18,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $45.27 per share. The options are exercisable in three equal installments on each of the first, second and third anniversaries of the grant date.

Certain Relationships and Related Transactions

      During fiscal year 2003, we paid Mr. Stata, our Chairman of the Board of Directors, cash compensation for his services as an employee of Analog Devices in the amount of $260,879. Following the end of fiscal year 2003, on December 10, 2003, we granted a stock option to Mr. Stata for the purchase of 50,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $45.27 per share. The option is exercisable in three equal installments on each of the third, fourth and fifth anniversaries of the grant date.

      During fiscal year 2003, we had a contract with Fidelity Employer Services Company LLC (FESCO), Fidelity Institutional Retirement Services Company (FIRSCO), and Fidelity Brokerage Services LLC (FBS) to provide payroll and benefits administration, Deferred Compensation plan administration, 401(k) plan administration, and stock plan administration. Fidelity Management Trust Company (FMTC) serves as trustee with respect to the assets of our 401(k) plan and Deferred Compensation Plan. We paid fees for these services totaling approximately $2.2 million in fiscal year 2003. Additionally, fees are paid by plan participants in the form of commissions and brokerage fees generated on various transactions. FESCO, FIRSCO, FBS and FMTC are subsidiaries of FMR Corp. and, as of September 30, 2003, FMR Corp. beneficially owned more than five percent of our common stock.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation

      The following table contains certain information required under applicable rules of the SEC about the compensation for each of the last three fiscal years of our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on November 1, 2003:

Summary Compensation Table

					Long-term
					Compensation

					Awards
	Annual Compensation(1)
					Number of
				Other	Securities
				Annual	Underlying	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)(2)	($)(2)	($)(3)	(4)	($)(5)(6)

Jerald G. Fishman	2003	930,935	40,728	2,438,272	—	65,165
President and Chief	2002	850,374	—	3,814,670	1,030,000	59,526
Executive Officer	2001	860,146	317,630	2,197,638	613,964	146,392

Brian P. McAloon	2003	430,219	13,444	264,878	669	30,115
Group Vice President,	2002	392,988	—	425,826	160,000	27,509
DSP and Systems	2001	398,977	105,585	263,807	121,453	67,022
Products Group
Joseph E. McDonough	2003	403,477	12,609	400,626	—	28,243
Vice President, Finance	2002	368,561	—	680,617	160,000	27,799
and Chief Financial	2001	374,177	99,022	430,000	96,597	63,490
Officer
Samuel H. Fuller	2003	362,066	9,052	123,401	—	25,345
Vice President, Research	2002	330,733	—	208,711	80,000	23,151
and Development	2001	337,060	71,602	142,387	55,431	43,370

Robert R. Marshall	2003	315,000	9,844	—	382	55,220
Vice President, Worldwide	2002	282,040	—	—	160,683	46,368
Manufacturing	2001	292,530	77,452	—	95,270	40,619

(1)	In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits comprised less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer for such year.

(2)	Reflects compensation earned by the named executive officers in the fiscal years presented, including amounts deferred at the election of these officers pursuant to our Deferred Compensation Plan. See “— Deferred Compensation Plan.”

(3)	These amounts relate to interest earned under investment options on deferred compensation balances with rates that exceed 120% of the applicable federal long-term rate, or AFR. See “— Deferred Compensation Plan.”

(4)	Each option has an exercise price equal to the fair market value of our common stock on the date of grant and generally becomes exercisable, subject to the optionee’s continued employment with us, in three equal installments, on each of the third, fourth and fifth anniversaries of the date of grant or in four equal installments, on each of the second, third, fourth and fifth anniversaries of the date of the grant.

(5)	Reflects amounts contributed or accrued by us in each fiscal year for Messrs. Fishman, McAloon, McDonough and Fuller under our retirement arrangements, consisting of the amount we credited the account of these participants in our deferred compensation plan. The amount is equal to 7% of the greater of (1) the amount deferred during the calendar year or (2) the excess of the participant’s compensation for that calendar year over the compensation limit that applies for the calendar year under The Investment Partnership Plan of Analog Devices. See “— Deferred Compensation Plan.”

(6)	With respect to Mr. Marshall, these amounts consist of pension related costs.

Option Grants in Fiscal 2003

      Options are generally granted once per year between September and January as part of our annual performance appraisal process. Occasionally, as in fiscal year 2002, two sets of option grants can fall within one fiscal year, as the process spans the end of one fiscal year and the beginning of the next fiscal year. Conversely, as in fiscal year 2003, there are fiscal years in which no annual merit options are granted. The following contains information required under applicable SEC rules regarding stock options granted during fiscal year 2003 to our named executive officers:

Option Grants in Last Fiscal Year

Percent of
		Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(4)
	Options	in Fiscal	Price per	Expiration
Name	Granted(1)	Year(2)	Share($)(3)	Date	5%($)	10%($)

Brian P. McAloon	669	0.05%	37.38	6/2/13	15,727	39,855

Robert R. Marshall	382	0.03%	37.38	6/2/13	8,980	22,757

(1)	Represents options granted on June 2, 2003. Each option has an exercise price per share equal to the fair market value per share of our common stock on the date of grant and becomes exercisable, subject to the optionee’s continued employment with us, on the second anniversary of the date of grant.

(2)	Calculated based on stock options to purchase an aggregate of 1,422,226 shares of our common stock granted under our 1998 stock option plan and 2001 broad-based stock option plan to employees during fiscal year 2003.

(3)	The exercise price per share is equal to the fair market value per share of our common stock on the date of grant.

(4)	Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the SEC and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.

      During the fiscal year ended November 1, 2003, we did not grant any stock options to the executive officers named in the Summary Compensation Table included in this proxy statement. Following the end of fiscal year 2003, on December 10, 2003, we granted stock options to Messrs. Fishman, McAloon, McDonough, Fuller and Marshall for the purchase of 400,000, 65,000, 65,000, 35,000 and 65,000 shares of our common stock, respectively, at an exercise price per share equal to the fair market value per share on that date, or $45.27 per share. The options are exercisable in three equal installments on each of the third, fourth and fifth anniversaries of the grant date.

Aggregated Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values

      The following table contains information required under applicable SEC rules concerning the exercise of stock options during the fiscal year ended November 1, 2003 by each of our named executive officers and the number and value of unexercised options held by each of our named executive officers on November 1, 2003:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options at
			Year-End(#)	Fiscal Year-End ($)(2)
		Value
	Shares Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise(#)	($)(1)	Unexercisable	Unexercisable

Jerald G. Fishman	378,000	11,522,774	1,713,964 / 2,030,000	58,892,090 / 20,190,040
Brian P. McAloon	72,666	2,231,159	221,257 / 349,003	7,375,577 / 3,653,543
Joseph E. McDonough	95,000	2,914,365	103,930 / 323,334	2,845,099 / 3,360,144
Samuel H. Fuller	63,083	1,857,919	96,348 / 183,334	2,691,370 / 1,939,744
Robert R. Marshall	0	0	265,936 / 324,399	8,950,127 / 3,368,065

(1)	Value represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.

(2)	Value of unexercised in-the-money options represents the difference between the closing price per share of our common stock on October 31, 2003, the last trading day of fiscal year 2003 ($44.33), and the exercise price per share of the stock option, multiplied by the number of shares subject to the stock option.

Pension Plan

      Mr. Marshall is the only executive officer named in the Summary Compensation Table included in this proxy statement who participates in a defined benefit plan.

The Analog Devices B. V. Executive Pension Scheme

      The Analog Devices B. V. Executive Pension Scheme is a defined-benefit pension plan covering all permanent, full-time executive employees of our Irish subsidiaries. This pension plan has the following features:

      A participant will be entitled to receive an annual pension equal to the sum of  1/60 of the participant’s “final pensionable salary”, multiplied by the number of years of “pensionable service” with us. “Final pensionable salary” is defined as the annual average of the three highest consecutive “pensionable salaries” during the 10 years preceding the normal retirement date or earlier termination date. “Pensionable salary” is defined at any date as the salary on that date less an amount equal to one and a half times the Contributory Old Age Pension payable under the Social Welfare Acts in Ireland. “Pensionable service” is defined as the period of service of the participant with us up to the normal retirement date, the date of earlier retirement or the date of leaving service with us. For senior executives retiring at age 60, pensionable service is defined as if service continued to age 65. The normal retirement date under the pension plan is defined as the last day of the month in which a participant attains his or her 65th birthday. For senior executives, the retirement age under the pension plan is 60.

Pension Plan Table(1)(2)

Annual Estimated Benefits Provided by
The Analog Devices B. V. Executive Pension Scheme

	Years Service

Remuneration	15	20	25	30	35

$125,000	$37,333	$46,667	$56,000	$65,333	$74,667
150,000	45,667	57,083	68,500	79,917	91,333
175,000	54,000	67,500	81,000	94,500	108,000
200,000	62,333	77,917	93,500	109,083	124,667
225,000	70,667	88,333	106,000	123,667	141,333
250,000	79,000	98,750	118,500	138,250	158,000
300,000	95,667	119,583	143,500	167,417	191,333
400,000	129,000	161,250	193,500	225,750	258,000
450,000	145,667	182,083	218,500	254,917	291,333
500,000	162,333	202,917	243,500	284,083	324,667

(1)	For the purpose of calculating the amounts shown in the table, we have assumed that the participants in the specified ranges are senior executives who retired on November 1, 2003 at the age of 60 and that all payments were made on a straight life annuity basis. These payments are not subject to any further deduction for social security benefits or other offset amounts.

(2)	Mr. Marshall had approximately 23 years of credited service under this pension plan as of November 1, 2003, and he is considered a senior executive for the purposes of the pension plan. As part of his employment arrangement with us, Mr. Marshall will be, in the event that he retires at age 60, entitled to have his pension benefits increased to the maximum amount payable under the pension plan (which is two-thirds of final pensionable salary). However, Mr. Marshall’s benefits under the pension plan will be pro rated based on his years of service with us if he retires prior to age 60. Compensation covered under this pension plan includes the salary shown in the Summary Compensation Table included in this proxy statement.

Option Program Description

      Our stock option program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our stockholders. We have two plans under which we currently grant stock options:

1. The 1998 Stock Option Plan, as amended, under which officers, directors and employees of Analog are granted options to purchase shares of our common stock; and

2. The 2001 Broad-Based Stock Option Plan, as amended, under which options to purchase shares of our common stock may be granted to all employees, consultants and advisors of Analog, other than officers or directors.

      Substantially all of our employees participate in one or more of these plans. Generally, stock options vest in three equal installments on each of the third, fourth and fifth anniversaries of the date of grant or in four equal installments, on each of the second, third, fourth and fifth anniversaries of the date of the grant, and all options have a term of ten years. Our option plans do not permit us to grant options at exercise prices that are below the fair market value of our common stock as of the date of grant. We believe that these plans are critical to our efforts to create and maintain a competitive advantage in the extremely competitive semiconductor industry.

      Options are generally granted once per year between September and January as part of our annual performance appraisal process. Occasionally, as in fiscal year 2002, two sets of option grants can fall within one fiscal year, as the process spans the end of one fiscal year and the beginning of the next fiscal year. Conversely, as in fiscal year 2003, there are fiscal years in which no annual merit options are granted. We have a goal to keep the dilution related to our option program to a long-term average of approximately 3% annually. The dilution percentage is calculated as the total number of shares of common stock underlying new option grants for the year, net of options forfeited by employees leaving Analog, divided by total outstanding shares of our common stock.

      All stock option grants to executive officers and directors can be made only from stockholder-approved plans and are made after a review by, and with the approval of, the Compensation Committee of our Board of Directors. All members of the Compensation Committee are independent directors, as that term is defined in the applicable rules for issuers traded on the New York Stock Exchange.

      In December 2002, our Board of Directors adopted an amendment to each of our 2001 Broad-Based Stock Option Plan and our 1998 Stock Option Plan to provide that the terms of outstanding options under these plans may not be amended to provide an option exercise price per share that is lower than the original option exercise price per share.

      The following tables provide information relating to option grants during our last five fiscal years, option activity during fiscal year 2003 and options outstanding as of November 1, 2003:

Employee and Executive Option Grants

	As of the End of Fiscal Year

	5 Yr.
	Avg.	2003	2002	2001	2000	1999

Net grants during the period as a percentage of outstanding shares	3.1%	0%	7.1%	4.3%	4.0%	0%
Grants to our named executive officers during the period as a percentage of total options granted	5.5%	0.1%	5.1%	5.8%	6.9%	0%
Grants to our named executive officers during the period as a percentage of outstanding shares	0.2%	0%	0.4%	0.3%	0.3%	0%
Cumulative options held by our named executive officers as a percentage of total options outstanding	7.4%	3.1%	6.9%	7.9%	9.6%	13.1%

Summary of Option Activity — Fiscal 2003

		Options Outstanding

		Number of	Weighted
		Shares	Average
	Shares Available	Underlying	Exercise
	for Options(#)	Options(#)	Price($)

November 2, 2002	44,004,879	85,850,568	$25.41
Shares cancelled upon termination of expired stock plans	(83,000)		$6.42
Grants	(1,422,226)	1,422,226	$33.10
Exercises		(6,616,406)	$8.87
Cancellations	2,091,965	(2,091,965)	$36.06

November 1, 2003	44,591,618	78,564,423	$26.66

In-the-Money and Out-of-the-Money Option Information as of November 1, 2003

	Exercisable			Unexercisable			Total

			Wtd. Avg.			Wtd. Avg.			Wtd. Avg.
			Exercise			Exercise			Exercise
	Shares(#)%		Price($)	Shares(#)%		Price($)	Shares(#)%		Price($)

In-the-Money	27,806,455	96	12.84	37,655,895	76	30.07	65,462,350	83	22.75
Out-of-the-Money(1)	1,289,411	4	50.41	11,812,662	24	45.78	13,102,073	17	46.24

Total Options Outstanding	29,095,866	100	14.50	49,468,557	100	33.82	78,564,423	100	26.66

(1)	Out-of-the-money options are those options with an exercise price equal to or above the closing price per share of our common stock on October 31, 2003, the last trading day of fiscal year 2003 ($44.33).

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of November 1, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of our 2001 Broad-Based Stock Option Plan, our 1998 Stock Option Plan, our Restated 1994 Director Option Plan, our Restated 1988 Stock Option Plan, our 1992 Employee Stock Purchase Plan and our 1998 International Employee Stock Purchase Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)

			Number of Securities
		Weighted-average	Remaining Available for
	Number of Securities to be	Exercise Price of	Future Issuance Under
	Issued Upon Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights(1)	and Rights	Reflected in Column(a))

Equity compensation plans approved by stockholders	61,345,426	$27.12	13,454,839(2)
Equity compensation plans not approved by stockholders(3)	17,065,533	$25.20	33,276,379(4)

Total	78,410,959	$26.71	46,731,218(5)

(1)	This table excludes an aggregate of 153,464 shares issuable upon exercise of outstanding options assumed by Analog in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $5.58.

(2)	Includes 1,780,203 shares issuable under our 1992 Employee Stock Purchase Plan, of which up to 529,718 shares are issuable in connection with the current offering period which ends June 1, 2004.

(3)	Issued pursuant to our 2001 Broad-Based Stock Option Plan, which does not require the approval of stockholders and has not been approved by our stockholders.

(4)	Includes 359,397 shares issuable under our 1998 International Employee Stock Purchase Plan, of which up to 89,631 shares are issuable in connection with the current offering period ending June 1, 2004.

(5)	Includes 2,139,600 shares issuable under our employee stock purchase plans, of which up to 619,349 shares are issuable in connection with the current offering periods ending June 1, 2004.

2001 Broad-Based Stock Option Plan

      In December 2001, our Board of Directors adopted the 2001 Broad-Based Stock Option Plan pursuant to which non-statutory stock options for up to 50,000,000 shares of common stock may be granted to employees, consultants or advisors of Analog and its subsidiaries, other than executive officers and directors. The 2001 plan was filed most recently as an exhibit to our Annual Report on Form 10-K for the fiscal year ended

November 2, 2002 (File No. 1-7819) as filed with the SEC on January 29, 2003. In December 2002, our Board of Directors adopted an amendment to the 2001 plan to provide that the terms of outstanding options under the 2001 plan may not be amended to provide an option exercise price per share that is lower than the original option exercise price per share.

      Our Board of Directors is authorized to administer the 2001 plan. Our Board of Directors is authorized to adopt, amend and repeal the administrative rules relating to the 2001 plan and to interpret the provisions of the 2001 plan. Our Board of Directors may amend, suspend or terminate the 2001 plan at any time. Our Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the 2001 plan.

      Our Board of Directors and our Compensation Committee have the authority to select the recipients of options under the 2001 plan and determine (1) the number of shares of common stock covered by such options, (2) the dates upon which such options become exercisable (which is typically in annual installments of 33 1/3% on each of the third, fourth and fifth anniversaries of the date of the grant or in annual installments of 25% on each of the second, third, fourth and fifth anniversaries of the date of the grant), (3) the exercise price of options (which may not be less than the fair market value of the common stock on the date of grant), and (4) the duration of the options (which may not exceed 10 years).

      If any option granted under the 2001 plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by that option will again be available for grant under the 2001 plan. No option may be granted under the 2001 plan after December 5, 2011, but options previously granted may extend beyond that date.

      Our Board of Directors is required to make appropriate adjustments in connection with the 2001 plan to reflect any stock split, stock dividend, recapitalization, liquidation, spin-off or other similar event. The 2001 plan also contains provisions addressing the consequences of any Reorganization Event or Change in Control (as those terms are defined in the 2001 plan).

      If a Reorganization Event occurs, the 2001 plan requires our Board of Directors to provide that all the outstanding options are assumed, or equivalent options substituted, by the acquiring or succeeding entity, and if not, all then unexercised options, would become exercisable in full and would terminate immediately prior to the consummation of the Reorganization Event. If those options are assumed or replaced with substituted options, they would continue to vest in accordance with their original vesting schedules. If the Reorganization Event also constitutes a Change in Control, one-half of the shares of common stock subject to then outstanding unvested options would become immediately exercisable and the remaining one-half of the unvested options would continue to vest in accordance with the original vesting schedules of such options, provided that any remaining unvested options held by an optionee would vest and become exercisable in full if, on or prior to the first anniversary of the Change in Control, such optionee’s employment is terminated without Cause or for Good Reason (as those terms are defined in the 2001 plan).

Severance and Other Agreements

      We have employee retention agreements with each of our 11 current executive officers and with 43 additional key managers providing for severance benefits in the event of termination within 24 months following a change in control (as defined in each retention agreement) that was approved by our Board of Directors. The retention agreements also provide for severance benefits if (1) we terminate the employee (other than termination for “cause”), or (2) the employee terminates his or her employment for “good reason” (as defined in his or her retention agreement) within 24 months after a change in control (as defined in each retention agreement) that was approved by our Board of Directors. The retention agreements also provide for severance benefits if an employee is terminated (other than for “cause”) within 12 months after a change in control that was not approved by our Board of Directors. The retention agreements do not provide for severance benefits in the event of an employee’s death or disability. Each retention agreement provides that, in the event of a potential change in control (as defined in each retention agreement), the employee shall not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of the potential change in control. The retention agreements are automatically renewed each year unless we give the employee three months’ notice that his or her agreement will not be extended.

      The retention agreements provide for the following severance benefits: (1) a lump-sum payment equal to 200% (299% in the case of 11 of the 54 employees who are parties to the agreements, including Messrs. Fishman, McAloon, McDonough, Fuller and Marshall) of the sum of the employee’s annual base salary plus the total cash bonuses paid or awarded to him or her in the four fiscal quarters preceding his or her termination, and (2) the continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months. In addition, if payments to the employee under his or her retention agreement (together with any other payments or benefits, including the accelerated vesting of stock options or restricted stock awards that the employee receives in connection with a change in control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, the retention agreements provide for the payment of an additional amount so that the employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Internal Revenue Code.

      On June 21, 2000, our Board of Directors authorized and approved an amendment to all of the outstanding unvested stock options granted to our President and Chief Executive Officer, Jerald G. Fishman. The amendment also applies to any future stock options we may grant Mr. Fishman and provides for the accelerated vesting of all of Mr. Fishman’s unvested stock options if (1) we terminate Mr. Fishman’s employment with us without “cause,” or (2) Mr. Fishman terminates his employment with us for “good reason,” as each of those terms is defined in a letter agreement between us and Mr. Fishman dated June 21, 2000.

      For other employees and senior management who are not parties to retention agreements, we have change in control policies in place that provide for lump-sum severance payments, based on length of service with us, in the event of the termination of his or her employment under certain circumstances within 18 months after a change in control (as defined in these policies). Severance payments range from a minimum of 2 weeks of annual base salary (for hourly employees with less than 5 years of service) to a maximum of 104 weeks of base salary. In addition to this payment, senior management employees with at least 21 years of service receive an amount equal to the total cash bonuses paid or awarded to the employee in the four fiscal quarters preceding termination. In addition to the agreements and policies described above, certain of our stock option and restricted stock awards provide for immediate vesting of some or all outstanding awards upon any change in control (as defined in the plans) of Analog Devices.

Deferred Compensation Plan

      Our executive officers and directors, along with a group of management and engineering employees, are eligible to participate in the Analog Devices Deferred Compensation Plan, or Deferral Plan. The Deferral Plan was established to provide participants with the opportunity to defer the receipt of all or any portion of their compensation, including gains on stock options and restricted stock granted before July 23, 1997. Under the Deferral Plan, we credit each participant’s account with the amount that would have been earned had the deferred amounts been invested in one or more of the 14 different fixed income or equity investment options (as selected by the participant) that are available under the Deferral Plan.

      In addition, for each calendar year, we credit the account of each participant an amount equal to 7% of the greater of (1) the amount deferred during that calendar year or (2) the excess of the participant’s compensation for that calendar year over the compensation limit that applies for that calendar year under The Investment Partnership Plan of Analog Devices. The compensation limit that applies under The Investment Partnership Plan for calendar year 2004 is $205,000. The 7% contribution is designed to approximate the additional contribution that would have been made under The Investment Partnership Plan for the participant if certain limitations under the Internal Revenue Code did not exist.

      Participants who terminate their employment with us due to retirement, disability or death will be paid in a lump sum or in installments over ten or fewer years. Participants who terminate their employment with us for any other reason will receive their payments in the form of a lump sum.

Report of the Compensation Committee

      Our executive compensation program is designed to attract, retain and reward the executives responsible for leading us toward the achievement of our business objectives. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants. All compensation for executive officers is reviewed by the full Board of Directors. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 2003 as they affected each of our executive officers.

Compensation Philosophy

      Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to our current plans and objectives. Stock options are included to promote longer-term focus, to help retain key contributors and to more closely align their interests with those of our stockholders.

      Our compensation policy seeks to relate compensation with our financial performance and business objectives. We reward individual performance and also tie a significant portion of total executive compensation to the annual and long-term performance of Analog Devices. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. To that extent, the Compensation Committee applies its judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Executive Compensation Program

      Annual compensation for our executives consists of three principal elements: base salary, cash bonus, and equity ownership in the form of stock options.

•	Cash Compensation

Annual cash compensation consists of two elements: base salary and bonus. In setting the annual cash compensation for our executives, the Compensation Committee reviews compensation for comparable positions in a group of approximately 20 companies selected by the Compensation Committee for comparison purposes. Most of these companies are engaged in the manufacture and sale of semiconductor devices, instruments and computer software. We also regularly compare our pay practices with other leading companies through reviews of survey data and information gleaned from the public disclosure filings of publicly-traded companies.

Increases in annual base salary are based on an evaluation of the performance of the operation or activity for which an executive has responsibility, the impact of that operation or activity on our overall performance, the skills and experience required for the job, and a comparison of these elements with similar elements for other executives both within and outside Analog Devices.

Cash bonuses are tied directly to the attainment of financial performance targets approved by our Board of Directors. The ratio of bonus to base salary varies significantly across the levels in our organization to reflect the ability of the individual to impact our overall performance and, generally, is higher for employees with higher base salaries. The cash bonus depends solely on our corporate performance.

•	Equity Ownership

Total compensation at the executive level also includes long-term incentives afforded by stock options. The purpose of our stock ownership program is to reinforce the mutuality of long-term interests between our employees and stockholders, and to assist in the attraction and retention of important key executives, managers and individual contributors, mostly engineers, who are essential to our success.

The design of our stock programs includes longer vesting periods to optimize the retention value of these options and to orient our managers to longer-term success. Generally, stock options vest in three equal installments on each of the third, fourth and fifth anniversaries of the date of grant or in four equal installments, on each of the second, third, fourth and fifth anniversaries of the date of the grant. Generally, if employees leave Analog Devices before completion of these vesting periods, they forfeit the unvested portions of these awards. While we believe that these longer vesting periods are in the best interest of our stockholders, they tend to increase the number of stock options outstanding at any given time compared to companies that grant stock options with shorter vesting schedules.

The number of shares of common stock underlying stock option awards is generally intended to reflect the significance of the executive’s current and anticipated contributions to our overall performance. The exercise price per share of the stock options we grant is equal to the fair market value of a share of our common stock on the date of grant. Before awarding any stock option grants to our executives, the Compensation Committee reviews survey information of the stock option programs of competitors and other companies with comparable capitalization. The value realizable from exercisable stock options depends on the extent to which our performance is reflected in the price of our common stock at any particular point in time. However, the decision as to whether this value will be realized through the exercise of a stock option in any particular year is primarily determined by each individual within the limits of the vesting schedule of the stock option, not by the Compensation Committee.

Chief Executive Officer Fiscal 2003 Compensation

      Mr. Fishman, in his capacity as our President and Chief Executive Officer, is eligible to participate in the same executive compensation program available to our other senior executives. The Compensation Committee has set Mr. Fishman’s total annual compensation, including compensation derived from our bonus program and stock option program, at a level it believes to be competitive with other companies in the industry. In evaluating the appropriateness of Mr. Fishman’s compensation, the Compensation Committee considered the results of a survey of pay and benefits for other CEOs of comparable companies and our performance over the past fiscal year relative to our peer companies.

      During fiscal year 2003, Mr. Fishman’s annual base salary was $930,935. He earned a bonus for the fourth quarter of fiscal year 2003 of $40,728, which represented a payout factor of .25 times his bonus target of 70% of his fourth quarter base salary. This bonus was not paid until fiscal year 2004. There was no bonus earned or paid in the first three quarters of fiscal year 2003.

      Following the end of fiscal year 2003, on December 10, 2003, we granted an annual stock option to Mr. Fishman for the purchase of 400,000 shares of our common stock at an exercise price per share equal to the fair market value per share on that date, or $45.27 per share. The option is exercisable in three equal installments on each of the third, fourth and fifth anniversaries of the grant date.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers, except cash bonus awards, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under Analog Devices’ plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Analog Devices and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee,

F. Grant Saviers, Chairman
James A. Champy

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2003, Messrs. Champy and Saviers and Mr. Charles O. Holliday, Jr. served as members of our Compensation Committee. Mr. Holliday served on our Compensation Committee until his resignation from our Board of Directors on March 11, 2003. Mr. Champy has served on our Compensation Committee since his election to our Board of Directors on March 11, 2003. No member of our Compensation Committee was at any time during fiscal year 2003, or formerly, an officer or employee of Analog or any subsidiary of Analog. No member of our Compensation Committee had any relationship with us during fiscal year 2003 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

      During fiscal year 2003, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Comparative Stock Performance Graph

      The following graph compares cumulative total stockholder return on our common stock since October 30, 1998 with the cumulative total return for the Standard & Poor’s 500 Index and the Standard & Poor’s Technology Sector Index. This graph assumes the investment of $100 on October 30, 1998 in our common stock, the Standard & Poor’s 500 Index and the Standard & Poor’s Technology Sector Index and assumes all dividends are reinvested. Measurement points are the last trading day for each respective fiscal year.

			S & P TECHNOLOGY
	ANALOG DEVICES, INC.	S & P 500	SECTOR

10/30/98	100	100	100
10/29/99	267.61	125.67	171.22
10/27/00	603.77	133.33	191.06
11/2/01	405.03	100.12	87.23
11/1/02	278.64	85	62.67
10/31/03	446.09	102.68	88.49

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF

ORGANIZATION

      On December 2, 2003, our Board of Directors unanimously voted to recommend to the stockholders that our Restated Articles of Organization be amended to increase the number of authorized shares of common stock from 600,000,000 shares to 1,200,000,000 shares.

      Our authorized common stock currently consists of 600,000,000 shares, $.16 2/3 par value per share, of which 372,462,663 shares were outstanding as of December 27, 2003 and approximately 123,354,159 shares were reserved for issuance pursuant to our stock option plans, stock purchase plans and other employee benefit plans. Our Board of Directors believes that the authorization of additional shares of common stock is desirable to provide shares for issuance in connection with possible future stock dividends, future financings, joint ventures, acquisitions or other general corporate purposes. Specifically, our Board of Directors believes that the increase in the number of authorized shares of common stock will give us additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. The current number of authorized shares of common stock that are not outstanding or reserved is not sufficient to enable us to complete future meaningful stock splits. Although there can be no guarantee that our Board of Directors will declare a stock split at any specific stock price or at all, our Board of Directors believes that the increase in the number of authorized shares will provide us with the flexibility necessary to maintain a reasonable stock price through future stock splits and stock dividends without the expense of a special stockholder meeting or having to wait until the next annual meeting. If the amendment is adopted by our stockholders, our Board of Directors will have authority to issue shares of common stock without the necessity of further stockholder action.

      The issuance of additional shares of common stock, while providing desired flexibility in connection with possible stock dividends, acquisitions and other corporate purposes, would have the effect of diluting our current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Analog Devices. We are not aware of any attempts on the part of a third party to effect a change of control of the company and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

      In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue in the future. This means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interest.

      Our Board of Directors recommends that you vote FOR the adoption of this proposed amendment.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our Audit Committee has selected the firm of Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending October 30, 2004. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the 2004 annual meeting, our Audit Committee will reconsider their selection of Ernst & Young LLP.

      Representatives of Ernst & Young LLP are expected to be present at the 2004 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

      Our Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the 2004 fiscal year.

OTHER MATTERS

      Our Board of Directors does not know of any other matters that may come before the 2004 annual meeting. However, if any other matters are properly presented to the 2004 annual meeting, it is the intention of the persons named in the accompanying proxy card or in the instructions for authorizing the voting of your shares over the Internet or by telephone to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC VOTING

      If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet at www.eproxyvote.com/adi or telephonically by calling 1-877-PRX-VOTE (1-877-779-8683) and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 P.M. on March 8, 2004. Use of these Internet or telephonic voting procedures constitutes your authorization of EquiServe Trust Company, N.A. to deliver a proxy card on your behalf to vote at the annual meeting in accordance with your Internet or telephonically communicated instructions.

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By Order of the Board of Directors,

MARK G. BORDEN
Clerk

February 2, 2004

      Management hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope (or authorize the voting of your shares over the Internet or by telephone). A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

APPENDIX A

AUDIT COMMITTEE CHARTER

A. Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B. Structure and Membership

      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2. Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

      3. Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1. Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2. Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3. Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      4. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      5. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that if authorized by the Audit Committee, de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

      6. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

—	critical accounting policies and practices;

—	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

—	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

—	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

—	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

—	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

—	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Audited Financial Statements

      7. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

      10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      11. Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

      12. Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

      13. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

      14. Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function.

      15. Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

      16. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

      17. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      18. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5. Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

      6. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      7. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      8. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      9. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

SKU# ANA-PS-04

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZANAC2

PROXY

ANALOG DEVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS — MARCH 9, 2004

      The undersigned, revoking all prior proxies, hereby appoints Ray Stata, Jerald G. Fishman and Mark G. Borden, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Analog Devices, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Bentley College, Lindsey Hall, Koumantzelis Auditorium, 175 Forest Street, Waltham, Massachusetts 02452, on Tuesday, March 9, 2004, at 10:00 a.m. (Local Time) and at any adjournments thereof.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

      ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UNLESS AUTHORIZING THE VOTING OF YOUR SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE	SEE REVERSE SIDE

ANALOG DEVICES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

You may also authorize the voting of your shares over the Internet or by telephone.

OR

Your Internet or telephone instructions authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you authorize the voting of your shares over the Internet or by telephone,

please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.
ZANAC1

#ANA

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Your Board of Directors recommends that you vote FOR proposals 1, 2 and 3.

1.	To elect the following two (2) nominees as Class II Directors of the Company for a term of three years:
The Board of Directors recommends a vote FOR all nominees.
Nominees: (01) Jerald G. Fishman and (02) F. Grant Saviers

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.)

The Board of Directors recommends a vote FOR proposal 2.
	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of Common Stock from 600,000,000 shares to 1,200,000,000 shares.	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 3.
	FOR	AGAINST	ABSTAIN
3. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 30, 2004.	☐	☐	☐

The stockholders will also act on any other business that may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:	Date:	Signature:	Date: